Exhibit 5.1
BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP
200 WEST MADISON STREET, SUITE 3900
CHICAGO, ILLINOIS 60606
Telephone (312) 984-3100
Facsimile (312) 984-3150

May 5, 2017

MidWestOne Financial Group, Inc.
102 South Clinton Street
Iowa City, Iowa 52240

Re:	Registration Statement on Form S-8 of MidWestOne Financial Group, Inc.
Ladies and Gentlemen:
We have acted as special counsel to MidWestOne Financial Group, Inc., an Iowa corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 500,000 shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (the “Common Stock”), authorized for issuance pursuant to the MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan (the “Plan”), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2017 (together with all exhibits thereto, the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
For the purposes of providing the opinion contained herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. As to matters of fact, we have relied upon oral or written representations of officers of the Company.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares issued pursuant to the Plan: (a) either certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective under the Act, and such effectiveness shall not have been terminated or rescinded; and (c) the Shares shall have been issued in accordance with the Plan.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Shares have been duly authorized and, when issued will be validly issued, and subject to the restrictions imposed by the Plan, fully paid and nonassessable.

MidWestOne Financial Group, Inc.
May 5, 2017

This opinion is limited to the Iowa Business Corporation Act. We express no opinion as to any other laws of the State of Iowa, or the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement initially becomes effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).
We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP